EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firms
We consent to the use of our report dated January 27, 2004, except for Note 2, as to which the date is January 21, 2005, with respect to the consolidated statements of income, stockholders’ equity, and cash flows of Conrail Inc. and subsidiaries for the year ended December 31, 2003 in this Annual Report (Form 10-K) of CSX Corporation and subsidiaries (CSX).
We also consent to the incorporation by reference in each CSX Form S-3 Registration Statement (Registration Nos. 33-2084 and 333-113637) and in each CSX Form S-8 Registration Statement (Registration Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-41655, 33-57029, 333-09213, 33-33853, 33-33854, 333-73427, 333-73429, 333-32008, 333-43382, 333-48896, 333-66604, and 333-110589) of our report dated January 27, 2004, except for Note 2, as to which the date is January 21, 2005, with respect to the consolidated statements of income, stockholders’ equity, and cash flows of Conrail Inc. and subsidiaries for the year ended December 31, 2003 included in this Annual Report (Form 10-K) of CSX for the fiscal year ended December 30, 2005.

/s/ Ernst & Young LLP	/s/ KPMG LLP
Jacksonville, Florida	Norfolk, Virginia
February 21, 2006	February 21, 2006